Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 24, 2023, with respect to our audit of Heritage Global Inc.'s financial statements as of and for the year ended December 31, 2022.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ UHY LLP

West Des Moines, Iowa

September 14, 2023